SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


  Date of Report:                                            December 14, 1999

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
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              (Exact name of registrant as specified in its charter

  Rhode Island                      0-16704                  05-0344399
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 (State of incorporation         (Commission                (IRS Employer Iden-
  or organization)                File Number)                tification No.)

  75 Hammond Street, Worcester, Massachusetts                             01610
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  (address of principal executive offices)                           (Zip Code)

  Registrant's telephone number:  508-755-4000
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.   Other Events
          ------------

     By press release dated December 13, 1999 the Registrant advised the general public that it had reached agreement with Bestfoods with respect to payment of the Registrant's 10% share in the recovery obtained by Bestfoods from its insurance carrier for remediation expenses. This settlement has resulted in a final payment to the Registrant in the amount of $947,088.

     A description of the foregoing is contained in the press release referred to above, a copy of which is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

     The following exhibit is filed with this report:

     Exhibit 20 - Press Release dated December 13, 1999

                                    Signature

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                    Providence and Worcester
                                      Railroad Company


                                    By: /s/ Robert J. Easton
                                        --------------------
                                    Robert J. Easton, Treasurer
                                    (Principal financial officer and
                                    Principal accounting officer)

Date: December 14, 1999

Providence and Worcester Railroad Company




Contact: Deborah E. Sedares

75   Hammond Street
Worcester, MA  01610

Phone  (508) 755-4000, ext. 365
Fax    (508) 795-0748


Press Release











                                            December 13, 1999

            Providence and Worcester Railroad Company

               Announces Settlement with Bestfoods

     Worcester, MA, December 13, 1999, Providence and Worcester Railroad Company (AMEX: PWX) announced that it has reached agreement with Bestfoods (formerly CPC International, Inc.) with respect to payment of PWX's 10% share in the recovery obtained by Bestfoods from its insurance carrier for remediation expenses. Under the terms of the agreement, PWX will receive from Bestfoods final payment in the amount of $947,088.00. This payment is in addition to an interim payment of $1 million which Bestfoods made to PWX in July 1998. As previously reported, in 1995 PWX entered in to a settlement agreement with Bestfoods (formerly CPC International, Inc.) involving an environmental claim against PWX arising out of a 1974 rail car incident. Pursuant to the Settlement Agreement, PWX paid Bestfoods $990,000.00 in common stock of PWX and cash. PWX and Bestfoods agreed that in the event Bestfoods recovered proceeds from its insurance carrier for the cost of remediation of the involved site, PWX would be entitled to 10% of Bestfoods net recovery after deduction of litigation expenses. By decision dated June 1, 1998 the U.S. Court of Appeals for the First Circuit affirmed a lower courts judgment in favor of Bestfoods. The insurance carrier's appeal of this judgment was unsuccessful and payment was made to Bestfoods. Final resolution of the amount to be paid to Bestfoods by the insurance carrier with respect to future remediation remained pending and in June 1999 Bestfoods insurer filed suit in the Rhode Island Superior Court against Bestfoods and PWX. Negotiations between Bestfoods and the insurance carrier has resulted in a settlement, reached in September 1999, with respect to payment of future expenses and dismissal of all pending litigation between Bestfoods, PWX and the insurance carrier. PWX's total payment from Bestfoods under the terms of the settlement agreement including both the interim payment and the final payment is $1,947,088.00. PWX will recognize this final payment as "other income" during the fourth quarter of 1999.

-------------------
This release contains "forward-looking statements" within the meaning of section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties, including, but not limited to, changes in general economic condition, and changing competition which could cause actual results to differ materially from those indicated herein. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission.



Contact Person:          Deborah E. Sedares, General Counsel,
(508) 755-4000, ext. 365